EXHIBIT 10.1

MERGER AGREEMENT

by and among

Spotlight Innovation, LLC (“Spotlight Innovation”)
A Iowa Limited Liability Company,

and

American Exploration Corporation. (“American Exploration”),
A Nevada corporation,

February 12, 2013

MERGER AGREEMENT

This Merger Agreement, dated as of February 12, 2013 (this “Agreement”), is made and entered into by and among Spotlight Innovation, LLC, a limited liability company incorporated in the State of Iowa (“Spotlight Innovation”), and American Exploration Corporation, a Nevada corporation (“American Exploration”).

R E C I T A L S

WHEREAS, the Manager of Spotlight Innovation and Board of Directors of American Exploration have approved the merger, pursuant and subject to the terms and conditions of this Agreement, of Spotlight Innovation with and into American Exploration (the “Merger”), whereby all of the issued and outstanding membership interests of Spotlight Innovation (the “Spotlight Innovation Interests”) will be converted into the right to receive a specified number of shares of the Common Stock of American Exploration (the “American Exploration Common Stock” or “American Exploration Shares”); and the parties each desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Merger shall qualify as a tax free reorganization under the Code, and that this share exchange transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, the parties agree to effect the Merger on the terms and conditions herein provided and further agree as follows:

ARTICLE 1

THE MERGER

1.1           Effective Time of the Merger.   Subject to the provisions of this Agreement, the Merger will be consummated by the filing with the Secretary’s of State of the States of Iowa and Nevada of Articles of Merger, in such form as required by, and signed and attested in accordance with, the relevant provisions of the laws of the State of Nevada and Iowa, in such form as required, and signed and attested in accordance with, the relevant provisions thereof (the time of the filing of such instruments as occurs second or such later time and date as is specified in such filings being the “Effective Time”).

1.2           Effects of the Merger.  By virtue of the Merger and without the necessity of any action by or on behalf of the Constituent Corporations, or either of them:

(a)           at the Effective Time, (i) the separate existence of Spotlight Innovation will cease, and Spotlight Innovation will be merged with and into American Exploration, and (ii) the Certificate of Incorporation and bylaws of American Exploration as in effect immediately prior to the Effective Time will be the Certificate of Incorporation and bylaws of the “Surviving Corporation” until thereafter amended; and

(b)           at and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations will be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of each of the Constituent Corporations will be thereafter as effectually be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, will not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations will thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred or contracted by it.

1.3           Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of American Exploration Common Stock or of Spotlight Innovation Interests:

                   (a)            Membership Interests of Spotlight Innovation. Each issued and outstanding Spotlight Innovation Interest will be converted into the right to receive an aggregate of 7,500,000 fully paid and non-assessable shares of the common stock of the Surviving Corporation (on a post split basis, as referenced on Schedule 7.1 annexed hereto).

(b)           Exchanged Interests; Merger Consideration

(i)           “Exchanged Interests” means all classes of membership interests of Spotlight Innovation issued and outstanding immediately prior to the Effective Time.

(ii)           The consideration to the Spotlight Innovation Members in the Merger will consist of American Exploration Common Stock (the “Merger Consideration”). The “Merger Consideration” shall be distributed among the Spotlight Innovation Members proportionately in accordance with their holdings as set forth on Schedule 1.3 hereto.

(c)           Exchange of Exchanged Interests for Merger Consideration. As of the Effective Time, by virtue of the Merger, each issued and outstanding Exchanged Interest will be converted into the right to receive the Merger Consideration due in respect thereof, payable, to the Record Holders of Exchanged Interests at the Effective Time.  As of the Effective Time, all classes of Spotlight Innovation Interests will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such interests will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest, upon the surrender of such certificate in accordance with Section 3.2.

(e)           No Further Ownership Rights in Spotlight Innovation Interests. All shares of American Exploration Common Stock issued upon the surrender for exchange of shares of Spotlight Innovation Interests in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such classes of Spotlight Innovation Interests, and there will be no further registration of transfers of the shares of Spotlight Innovation Interests after the Effective Time. If, after the Effective Time, certificates representing Spotlight Innovation Interests are presented to the Surviving Corporation for any reason, such certificates will be cancelled and exchanged as provided by this Article.

1.4           Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Spotlight Innovation Members, Spotlight Innovation, and/or American Exploration (as applicable) will take all such lawful and necessary action.

1.5           Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

“FINRA” means Financial Industry Regulatory Authority.

“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

 “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to an investor in the securities of American Exploration.

“Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2).

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Restricted Period” shall have the meaning set forth in Section 3.4(b)(vi).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes, if any.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Transaction” means the transactions contemplated by this Agreement, including the share exchange.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Person” as defined in Regulation S means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts).

           1.5            Tax Consequences.  It is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Merger shall qualify as a tax-free reorganization under the Code.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SPOTLIGHT INNOVATION

Except as otherwise disclosed herein or in a disclosure schedule attached hereto, Spotlight Innovation (the Spotlight Innovation Members, as applicable) hereby represents and warrants to American Exploration as of the date hereof and as of the Closing Date (unless otherwise indicated) as follows:

2.1           Organization. Spotlight Innovation has been duly incorporated, validly exists as a limited liability corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2           Capitalization. The authorized capital stock of Spotlight Innovation consists of membership interests.  The capitalization of Spotlight Innovation is set forth on Schedule 2.2, and as of Closing the capitalization shall not have changed.  All of the issued and outstanding membership interests of Spotlight Innovation, as of the date of this Agreement are and as of Closing will be, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no voting trusts or any other agreements or understandings with respect to the voting of Spotlight Innovation membership interests.  Except as set forth in the preceding sentence, no other class of membership interest or other security of Spotlight Innovation is authorized, issued, reserved for issuance or outstanding.  Except as set forth on Schedule 2.2 there are no authorized or outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character by which Spotlight Innovation or any of the Spotlight Innovation Members is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any membership interests or other securities of Spotlight Innovation.

2.3           Subsidiaries. As of the Closing, Spotlight Innovation has no direct or indirect subsidiaries.

2.4           Certain Corporate Matters. Spotlight Innovation is duly qualified to do business as a limited liability corporation and is in good standing under the laws of the State of Iowa.  Spotlight Innovation has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.5           Authority Relative to this Agreement.  Spotlight Innovation has the requisite power and authority to enter into this Agreement and to carry out its respective obligations hereunder.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Spotlight Innovation have been duly authorized by the Manager of Spotlight Innovation and no other actions on the part of Spotlight Innovation is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Spotlight Innovation and constitutes a valid and binding agreement, enforceable against Spotlight Innovation in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.6           Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Spotlight Innovation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Spotlight Innovation nor the consummation by Spotlight Innovation of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws (or operating agreement) of Spotlight Innovation, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which Spotlight Innovation is a party or by which any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Spotlight Innovation, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Spotlight Innovation taken as a whole.

2.7          Books and Records. The books and records of Spotlight Innovation delivered to American Exploration prior to the Closing fully and fairly reflect the transactions to which Spotlight Innovation is a party or by which it or its properties are bound.

2.8          Intellectual Property. Spotlight Innovation has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Spotlight Innovation infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.9          Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of Spotlight Innovation, threatened against or affecting Spotlight Innovation or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the American Exploration Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither Spotlight Innovation nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of Spotlight Innovation, there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the “Commission”) involving Spotlight Innovation or any current or former director or officer of Spotlight Innovation.

2.10        Legal Compliance. To the best Knowledge of Spotlight Innovation, after due investigation, no claim has been filed against Spotlight Innovation alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Spotlight Innovation holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.11        Contracts. Spotlight Innovation is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which they are a party or by which they or any of their properties or assets are bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.12        Labor Relations.  No labor dispute exists or is imminent with respect to any of the employees of Spotlight Innovation which could reasonably be expected to result in a Material Adverse Effect.  Spotlight Innovation is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.13        Title to Assets.  Spotlight Innovation has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of Spotlight Innovation, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Spotlight Innovation and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Spotlight Innovation is held by it under valid, subsisting and enforceable leases with which Spotlight Innovation is in compliance.

2.14        No General Solicitation.  Neither Spotlight Innovation nor any person acting on behalf of Spotlight Innovation has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.15         Foreign Corrupt Practices.  Neither Spotlight Innovation nor any Spotlight Innovation Subsidiary, nor to the Knowledge of Spotlight Innovation and the Spotlight Innovation Members, any agent or other person acting on behalf of Spotlight Innovation, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Spotlight Innovation (or made by any person acting on its behalf of which Spotlight Innovation is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.16        Obligations of Management. Each officer and key employee of Spotlight Innovation is currently devoting substantially all of his or her business time to the conduct of business of Spotlight Innovation.

2.17        Employee Benefits.  Spotlight Innovation and Spotlight Innovation Subsidiary has (including the two years preceding the date hereof has had) no plans which are subject to ERISA.

2.18        Money Laundering Laws.  The operations of Spotlight Innovation are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Spotlight Innovation with respect to the Money Laundering Laws is pending or, to the knowledge of Spotlight Innovation, threatened.

2.19        Disclosure. The representations and warranties and statements of fact made by Spotlight Innovation and the Spotlight Innovation Subsidiaries in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

The Spotlight Innovation Members each hereby represent and warrant to American Exploration as follows:

3.1          Ownership of the Spotlight Innovation Membership Interests.  Spotlight Innovation Members own, beneficially and of record, good and marketable title to the amount of the Spotlight Innovation Membership Interests, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements.  Spotlight Innovation Members represent that they each have no right or claims whatsoever to any equity interests of Spotlight Innovation, other than the Spotlight Innovation Membership Interests and do not have any options, warrants or any other instruments entitling any of them to exercise or purchase or convert into additional equity interests of Spotlight Innovation. At the Closing, the Spotlight Innovation Members will convey to American Exploration good and marketable title to the Spotlight Innovation Membership Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2           Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by the Spotlight Innovation Members and constitutes a valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3          Purchase of Restricted Securities for Investment. The Spotlight Innovation Members each acknowledge that the American Exploration Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the American Exploration Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the American Exploration Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each Spotlight Innovation Member is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Further, each Spotlight Innovation Member acknowledges and agrees that:

(a)          Each Spotlight Innovation Member is acquiring the American Exploration Shares for investment, for such Spotlight Innovation Member’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Spotlight Innovation Member has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Spotlight Innovation Member further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the American Exploration Shares.

(b)          Each Spotlight Innovation Member understands that the American Exploration Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that American Exploration’ reliance on such exemption is predicated on the each Shareholder’s representations set forth herein.

3.4          Investment Risk. The Spotlight Innovation Member is able to bear the economic risk of acquiring the American Exploration Shares pursuant to the terms of this Agreement, including a complete loss of such the Spotlight Innovation Member’s investment in the American Exploration Shares.

3.5          Restrictive Legends. The Spotlight Innovation Member acknowledges that the certificate(s) representing the Spotlight Innovation Member’s pro rata portion of the American Exploration Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.4 and the signature pages hereto:

LEGEND:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.6          Disclosure.  The representations and warranties and statements of fact made by Spotlight Innovation Members in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

American Exploration hereby represents and warrants to Spotlight Innovation and the Spotlight Innovation Members as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1     Organization and Qualification. American Exploration is an entity duly which is in default Status according to the State of Nevada solely due to the failure of American Exploration to file its list of Officers which was due May 31, 2012. .  American Exploration has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  American Exploration is not, to its Knowledge, in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”).  American Exploration is duly qualified to conduct business and is in good standing as a United States corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2      Authorization; Enforcement. American Exploration has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by American Exploration and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of American Exploration and no further action is required by American Exploration, the Board of Directors or American Exploration’ stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4.  This Agreement has been (or upon delivery will have been) duly executed by American Exploration and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of American Exploration enforceable against American Exploration in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.3      No Conflicts.  The execution, delivery and performance by American Exploration of this Agreement and the consummation by American Exploration of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of American Exploration’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of American Exploration, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a American Exploration debt or otherwise) or other understanding to which American Exploration is a party or by which any property or asset of American Exploration is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which American Exploration is subject (including federal and state securities laws and regulations), or by which any property or asset of American Exploration is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4      Filings, Consents and Approvals.  American Exploration is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by American Exploration of this Agreement, other than the filing of a disclosure document, and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

4.5      Issuance of the American Exploration Shares.  The American Exploration Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed on or by American Exploration other than restrictions on transfer provided for in this Agreement.

4.6     Capitalization.  The capitalization of American Exploration is set forth on Schedule 4.6 and will remain as of the Closing Date.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of American Exploration’ common stock, or Contracts, commitments, understandings or arrangements by which American Exploration is or may become bound to issue additional shares of American Exploration’ common stock or Common Stock Equivalents.  The issuance of the American Exploration Shares will not obligate American Exploration to issue shares of American Exploration’ common stock or other securities to any Person (other than the Spotlight Innovation Members) and will not result in a right of any holder of American Exploration securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of American Exploration are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder or American Exploration’ board of directors is required for the issuance of the American Exploration Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to American Exploration’ capital stock to which American Exploration is a party or, to the Knowledge of American Exploration, between or among any of American Exploration’ stockholders. “Common Stock Equivalents” means any securities of American Exploration which would entitle the holder thereof to acquire at any time American Exploration’ common stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive American Exploration’ common stock.

4.7     SEC Reports; Financial Statements.  American Exploration has filed all reports, schedules, forms, statements and other documents required to be filed by American Exploration under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period from inception through the quarter ended September 30, 2012 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  To the Knowledge of American Exploration, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of American Exploration included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of American Exploration as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Schedule 4.7 sets forth the liabilities of American Exploration as of the date of this Agreement.

4.8     Material Changes. Since the date of the latest Financial Statement: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) American Exploration has not incurred any liabilities (contingent or otherwise), (iii) American Exploration has not altered its method of accounting, (iv) American Exploration has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) American Exploration has not issued any equity securities.  American Exploration does not have pending before the Commission or FINRA any request for confidential treatment of information.  Except for the issuance of the American Exploration Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to American Exploration or its business, properties, operations or financial condition, that would be required to be disclosed by American Exploration under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

4.9      Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of American Exploration, threatened against or affecting American Exploration or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”).  Neither American Exploration nor any current director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of American Exploration, there is not pending or contemplated, any investigation by the Commission involving American Exploration or any current director or officer of American Exploration.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by American Exploration under the Securities Act.

4.10    Labor Relations.  No labor dispute exists or, to the Knowledge of American Exploration, is imminent with respect to any of the employees of American Exploration which could reasonably be expected to result in a Material Adverse Effect.  None of American Exploration’s employees is a member of a union that relates to such employee’s relationship with American Exploration, and American Exploration is not a party to a collective bargaining agreement, and American Exploration believes that its relationships with their employees are good.  No officer, to the Knowledge of American Exploration, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject American Exploration to any liability with respect to any of the foregoing matters.  American Exploration is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

4.11    Compliance.  To its Knowledge, American Exploration: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by American Exploration under), nor has American Exploration received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.12   Regulatory Permits.  Except for required filings with the State of Nevada as referenced in Section 4.1 above, American Exploration possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and American Exploration has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13   Patents and Trademarks.  American Exploration has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  American Exploration has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by American Exploration violates or infringes upon the rights of any Person.  To the Knowledge of American Exploration, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  American Exploration has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.14   Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of American Exploration and, to the Knowledge of American Exploration, none of the employees of American Exploration is presently a party to any transaction with American Exploration (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of American Exploration, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of American Exploration and (iii) other employee benefits.

4.15   Sarbanes-Oxley; Internal Accounting Controls.  American Exploration is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  American Exploration maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  American Exploration has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for American Exploration and designed such disclosure controls and procedures to ensure that information required to be disclosed by American Exploration in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  American Exploration’s certifying officer has evaluated the effectiveness of American Exploration’s disclosure controls and procedures as of the end of the period covered by American Exploration’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  American Exploration presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in American Exploration’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, American Exploration’s internal control over financial reporting.

4.16    Issuance of American Exploration Shares. Assuming the accuracy of the Spotlight Innovation Members’ representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and issuance of the American Exploration Shares by American Exploration to the Spotlight Innovation Members as contemplated hereby. The issuance of the American Exploration Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.17    Investment Company. American Exploration is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.18   Listing and Maintenance Requirements.  American Exploration’s common stock is currently quoted on FINRA’s Over-the-Counter Bulletin Board Quotation Service (“OTC Bulletin Board”) and American Exploration has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or FINRA or any trading market on which American Exploration’s common stock is or has been listed or quoted to the effect that American Exploration is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.  American Exploration is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.19   Application of Takeover Protections.  American Exploration has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under American Exploration’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Spotlight Innovation Members as a result of the Spotlight Innovation Members and American Exploration fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of American Exploration’s issuance of the American Exploration Shares and the Spotlight Innovation Members’ ownership of the American Exploration Shares.

4.20   Tax Status. Except for the filing of 2011 and 2012 State and Federal tax returns, American Exploration has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and American Exploration has no tax deficiency which has been asserted or threatened against American Exploration.

4.21   Foreign Corrupt Practices. Neither American Exploration, nor to the Knowledge of American Exploration, any agent or other person acting on behalf of American Exploration, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by American Exploration (or made by any person acting on its behalf of which American Exploration is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.22   No Disagreements with Accountants, Auditors and Lawyers. There are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by American Exploration to arise, between American Exploration and the accountants, auditors and lawyers formerly or presently employed by American Exploration, and American Exploration is current with respect to any fees owed to its accountants and lawyers.  Schedule 4.22 sets forth the contact information for American Exploration’s current Accountants, Auditors and Lawyers.

4.23    Regulation M Compliance. American Exploration has not, and to the Knowledge of American Exploration no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of American Exploration to facilitate the sale or resale of any of the American Exploration Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of American Exploration, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of American Exploration.

4.24    Money Laundering Laws. The operations of American Exploration are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving American Exploration with respect to the Money Laundering Laws is pending or, to the best Knowledge of the American Exploration, threatened.

4.25        Minute Books. The minute books of American Exploration made available to Spotlight Innovation and the Spotlight Innovation Members contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders since the time of incorporation.

4.26        Employee Benefits. American Exploration has never had any plans which are subject to ERISA.

4.27   Business Records and Due Diligence.  Prior to the Closing, American Exploration has delivered (or will deliver) to Spotlight Innovation all records and documents relating to American Exploration, which American Exploration and possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with American Exploration and American Exploration Subsidiaries.

4.28    Contracts. Except as set forth on Schedule 4.28, American Exploration is not a party to any Contracts.

4.29    No Undisclosed Liabilities.  Except as otherwise disclosed in American Exploration’ Financial Statements or incurred in the ordinary course of business after the fiscal year ended December 31, 2011, and quarterly reports since such date, American Exploration has no other undisclosed liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  American Exploration represents that at the date of Closing, American Exploration shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

4.30    No SEC or FINRA Inquiries. To the Knowledge of American Exploration, neither American Exploration nor any of its officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

4.31        Disclosure. The representations and warranties and statements of fact made by American Exploration in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

4.32        DTC Status. American Exploration’s transfer agent (as listed on Schedule 4.32) is a participant in and the American Exploration Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

4.33         Shell Status. American Exploration is not now and has never been a Shell Company as defined in Rule 12b-2 of the Exchange Act.

ARTICLE 5

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1           Indemnification.  Subject to the provisions of this Article 5, the members of the American Exploration Board of Directors agrees to, jointly and severally, indemnify fully in respect of, hold harmless and defend Spotlight Innovation, the Spotlight Innovation Members and each of the officers, managers, members, agents and directors of Spotlight Innovation against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by American Exploration herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of American Exploration prior to the Closing; or (B) the operations of American Exploration prior to the Closing.  Subject to the provisions of this Article 5, Spotlight Innovation agrees to indemnify fully in respect of, hold harmless and defend American Exploration and each of the officers, agents and directors of American Exploration against any Claims to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Spotlight Innovation and/or the Spotlight Innovation Members herein in this Agreement. The party claiming indemnification hereunder is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.”

5.2           Survival of Representations and Warranties.  Notwithstanding provision in this Agreement to the contrary, the representations and warranties given or made by American Exploration, and Spotlight Innovation under this Agreement shall survive the date hereof for a period of eighteen  (18) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not affect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely, and claims with respect to fraud by American Exploration, or Spotlight Innovation may be made at any time.

ARTICLE 6

COVENANTS OF THE PARTIES

6.1           Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Spotlight Innovation and American Exploration as each party may request. In order that each party may have the full opportunity to do so, Spotlight Innovation and American Exploration, the Spotlight Innovation Members shall furnish each party and its representatives during such period with all such information concerning the affairs of Spotlight Innovation or American Exploration as each party or its representatives may reasonably request and cause Spotlight Innovation or American Exploration and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2           Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3           Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing, and (ii) not enter into any material transactions or incur any liability not required or specifically contemplated hereby, without first obtaining the written consent of Spotlight Innovation and the Spotlight Innovation Members on the one hand and American Exploration and the holders of a majority of voting stock of American Exploration common stock on the other hand. Without the prior written consent of Spotlight Innovation, the Spotlight Innovation Members, and American Exploration, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4           Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such.

6.5           Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6           Confidentiality; Access to Information.

(a)           Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)           Access to Information.

(i)           Spotlight Innovation will afford American Exploration and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Spotlight Innovation during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Spotlight Innovation, as American Exploration may reasonably request. No information or Knowledge obtained by American Exploration in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)           American Exploration will afford Spotlight Innovation and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of American Exploration during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of American Exploration, as Spotlight Innovation may reasonably request. No information or knowledge obtained by Spotlight Innovation in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.7           Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure.

6.8           Assistance with Post-Closing Reports and Inquiries. Upon the reasonable request of Spotlight Innovation, after the Closing Date, each American Exploration Stockholder shall use its, his or her reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of American Exploration occurring, reported or filed prior to the Closing, as may be necessary or required by American Exploration for the preparation of the post-Closing Date reports that American Exploration is required to file.

ARTICLE 7

CONDITIONS TO CLOSING

7.1           Closing Conditions.  Schedule 7.1 annexed hereto contains the step by step conditions which must be satisfied (or waived by the parties) prior to Closing. The conditions below are in addition to those set forth on Schedule 7.1.

7.2           Conditions to Obligations of Spotlight Innovation and the Spotlight Innovation Members. The obligations of Spotlight Innovation and the Spotlight Innovation Members under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. At the Closing, American Exploration shall have delivered or caused to be delivered to Spotlight Innovation and the Spotlight Innovation Members the following:

(i)            this Agreement duly executed by American Exploration;

(ii)           letter of resignation from American Exploration’ current officers and directors, with such resignations to be effective on a date determined by Spotlight Innovation;

(iii)          legal opinion in the form annexed hereto;

(iv)         resolutions duly adopted by the Board of Directors of American Exploration approving the following events or actions, as applicable:

a.	the execution, delivery and performance of this Agreement;

b.	the Acquisition and the terms thereof;

c.	fixing the number of authorized directors on the board of directors at one;

d.	the appointment of Cris Grunewald to serve on the American Exploration board of directors, immediately following the Closing;

e.	the appointment of the following persons as officers of American Exploration, (the “Spotlight Innovation Officers”):

Cris Grunewald	Chief Executive Officer, President, Secretary

As determined by Spotlight Innovation	Chief Financial Officer, Treasurer

f.	such other authorizations as are necessary as per Schedule 7.1.

(v)           evidence that American Exploration has made such filings with the State of Nevada such that it is considered in good standing with the State of Nevada, and provide a certificate of good standing for American Exploration from its jurisdiction of incorporation, dated not earlier than ten (10) days prior to the Closing Date;

(vi)          an instruction letter signed by the President of American Exploration addressed to American Exploration’ transfer agent of record, in a form reasonably acceptable to Spotlight Innovation and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the American Exploration Shares to be delivered pursuant to this Agreement registered in the names of the Spotlight Innovation Members as set forth in Annex I;

(vii)         a copy of the Articles of Incorporation and By-Laws of the American Exploration, as in effect on and as of the Closing Date, and a copy of the resolutions of the Board of Directors of the American Exploration authorizing and approving the American Exploration’ execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(viii)       all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Spotlight Innovation’ representatives with respect to American Exploration;

(ix)          evidence that the Common Stock of American Exploration has been approved by the Depository Trust Company;

(x)           such other documents as Spotlight Innovation and/or the Spotlight Innovation Members may reasonably request in connection with the transactions contemplated hereby; and

(xi)          evidence that all actions set forth on Schedule 7.1 have been completed.

(b)          Reverse Split.  American Exploration shall have completed a 100:1 reverse stock split of its common stock;

(c)           Name Change.  American Exploration shall have amended its certificate of incorporation to change its name to Spotlight Innovation, Inc.;

(d)          Representations and Warranties to be True. The representations and warranties of American Exploration herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. American Exploration shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(e)           Liabilities. At the Closing, other than those liabilities as set forth on Schedule 4.7, American Exploration shall have no liabilities, debts or payables (contingent or otherwise), no tax obligations, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement. All of the liabilities stated on Schedule 4.7 shall have accompanying pay off letters signed by each of the creditors therein;

(f)           No Adverse Effect. The business and operations of American Exploration will not have suffered any Material Adverse Effect.

(g)          Due Diligence. Spotlight Innovation shall have completed, and be satisfied with its due diligence review of American Exploration.

(h)          Resignations. Existing officers and directors of American Exploration shall have tendered their resignations in writing.

(i)   Taxes. American Exploration shall have filed all required Federal and State Tax returns including those for 2012 and paid any and all taxes due thereunder.

(j)            Shell Status. American Exploration shall not be deemed a Shell Company as defined in Rule 12b-2 of the Exchange Act.

7.3           Conditions to Obligations of American Exploration. The obligations of American Exploration under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. On the Closing Date, Spotlight Innovation and/or the Spotlight Innovation Members shall have delivered to American Exploration the following:

(i)    this Agreement duly executed by Spotlight Innovation and the Spotlight Innovation Members;

(ii)           resolutions duly adopted by the Manager of Spotlight Innovation authorizing and approving the execution, delivery and performance of this Agreement;

(iii)          certificates representing the Spotlight Innovation Membership Interests to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers or instruments of like tenor; and

(iv)         such other documents as American Exploration may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties True and Correct. The representations and warranties of Spotlight Innovation and the Spotlight Innovation Members herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Spotlight Innovation and the Spotlight Innovation Members shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           Financing.  American Exploration shall have received financing in an amount of at least $237,500 on terms approved by the Board of Directors of American Exploration, which shall be utilized to pay off the liabilities set forth in Schedule 7.3.

(d)           No Adverse Effect.  The business and operations of Spotlight Innovation will not have suffered any Material Adverse Effect.

ARTICLE 8

8.1           This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of American Exploration and the Spotlight Innovation Members;

(b)           by either American Exploration or the Spotlight Innovation Members if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

(c)           by the Spotlight Innovation Members, upon a material breach of any representation, warranty, covenant or agreement on the part of American Exploration set forth in this Agreement, or if any representation or warranty of American Exploration shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in American Exploration’ representations and warranties or breach by American Exploration is curable by American Exploration prior to the Closing Date, then the Spotlight Innovation Members may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after delivery of written notice from the Spotlight Innovation Members to American Exploration of such breach, provided American Exploration continue to exercise commercially reasonable efforts to cure such breach (it being understood that the Spotlight Innovation Members may not terminate this Agreement pursuant to this Section 8.1(d) if they shall have materially breached this Agreement or if such breach by American Exploration is cured during such thirty (30) day period);

(d)           by American Exploration, upon a material breach of any representation, warranty, covenant or agreement on the part of Spotlight Innovation or the Spotlight Innovation Members set forth in this Agreement, or if any representation or warranty of Spotlight Innovation or the Spotlight Innovation Members shall have become materially untrue, in either case such that the conditions set forth in Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Spotlight Innovation’ or the Spotlight Innovation Members’ representations and warranties or breach by Spotlight Innovation or the Spotlight Innovation Members is curable by Spotlight Innovation or the Spotlight Innovation Members prior to the Closing Date, then American Exploration may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from American Exploration to Spotlight Innovation and the Spotlight Innovation Members of such breach, provided Spotlight Innovation and the Spotlight Innovation Members continue to exercise commercially reasonable efforts to cure such breach (it being understood that American Exploration may not terminate this Agreement pursuant to this Section 8.1(e) if it shall have materially breached this Agreement or if such breach by Spotlight Innovation or the Spotlight Innovation Members is cured during such thirty (30) day period).

8.2           Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1, Section 8.2 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

9.1           Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (local time of the recipient) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (local time of the recipient) on any business day, (c) on the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4           Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5           Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own, and has obtained it own, separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Iowa. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Iowa, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Polk.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Polk for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an  inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.7           Counterparts and Facsimile or Scanned Email Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or scanned email, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.8           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Spotlight Innovation, American Exploration, and holders of a majority of the Spotlight Innovation Membership Interests, and the holders of a majority of outstanding voting stock of American Exploration; provided that, the consent of any Spotlight Innovation or American Exploration shareholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such shareholder (other than by virtue of their ownership of Spotlight Innovation or American Exploration shares, as applicable).

9.9           Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10         Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

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IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the 12th of February, 2013.

AMERICAN EXPLORATION:

AMERICAN EXPLORATION CORPORATION,
A Nevada corporation

By:
Steven Harding, CEO

Address for Notices:

Address:
Tel:

SIGNATURE PAGE OF SPOTLIGHT INNOVATION

SPOTLIGHT INNOVATION:

SPOTLIGHT INNOVATION, LLC

By:
Name:	Cris Grunewald
Title:	Manager

Address for Notices:

Spotlight Innovation, LLC

Address:	4206 Allison Avenue
Des Moines, Iowa 50310
Tel:	(515) 669-1215